Exhibit 10.18

SETTLEMENT AGREEMENT AND

GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (“Agreement”) is made and entered into as of July ___, 2011, by and between, on the one hand, Endeavor Power Corp., a Nevada corporation (the “Company”) and, on the other hand, The Musser Group, LLC, a Pennsylvania Limited Liability Company (“Musser Group”).  The Company and Musser Group are sometimes referred to herein as “Party” or “Parties”.

RECITALS

A.

Whereas, on February  21, 2011, the Company entered into that certain Consulting Agreement (the “Consulting Agreement”) with Musser Group, pursuant to which Musser Group shall provide the Company with strategic business consulting and venture services in exchange for ten million (10,000,000) fully paid shares of the Company’s restricted stock; and

B.

Whereas, the Company and Musser Group wish to mutually cancel and terminate the Consulting Agreement; and

C.

Whereas, as a result of negotiations between the Company and Musser Group, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, Musser Group and the Company wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today; and

D.

Whereas, each Party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties; and

E.

Whereas, the foregoing recitals express the true intentions of the Parties hereto and are hereby incorporated into the Agreement by this reference.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.

Recitals. The foregoing recitals are true and correct and incorporated by reference herein.

B.

Consideration. As full consideration for this Agreement hereunder, Musser Group shall immediately return to the Company ten million (10,000,000) shares of the Company’s restricted stock currently held by Musser Group, for return to authorized but unissued status.

C.

Mutual Release.  Musser Group, on the one hand, and the Company, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Consulting Agreement.

D.

Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

E.

Authority to Execute.  Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

F.

Voluntary Agreement.  The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

G.

Counterparts.  This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

H.

Governing Law.  This Agreement is being executed and delivered, and is intended to be performed, in the State of Nevada, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in Carson City, State of Nevada, United States of America; however, it is intended to resolve all claims, known or unknown, between the Company and Musser Group in any jurisdiction.

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated:  July __, 2011

Endeavor Power Corp.

By: /s/ Matthew Carley

Name:

Matthew Carley

Title:

Chief Executive Officer

Dated:  July 19, 2011

The Musser Group, LLC

By: /s/ Warren V. Musser

Name:  Warren V. Musser

Title:  Managing Partner

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